Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of July ___, 2007, is made by and between Washington Mutual, Inc., a Washington corporation (the “Corporation”) and ____________ (the “Indemnitee”).

RECITALS

A.           The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors;

B.           The statutes and judicial decisions regarding the duties of directors are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.           The Corporation and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors;

D.           The Corporation believes that it is unfair for its directors to assume the risk of huge judgments and other expenses which may occur in cases in which the director received no personal profit or benefit to which he or she was not entitled, did not improperly vote for or assent to a distribution and was not culpable of intentional misconduct or a knowing violation of law;

E.           The Corporation believes that the interests of the Corporation and its shareholders would best be served by a combination of liability insurance and the indemnification by the Corporation of the directors of the Corporation;

F.           The Corporation’s articles of incorporation (the “Articles”) and bylaws (the “Bylaws”) require the Corporation to indemnify its directors to the fullest extent permitted by the Washington Business Corporation Act (the “WBCA”). The Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that agreements may be entered into between the Corporation and its directors with respect to indemnification;

G.           The WBCA, under which the Corporation is organized, empowers the Corporation to indemnify its directors by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by the WBCA is not exclusive;

H.           Section 8.32 of the WBCA allows a corporation to include in its Articles a provision limiting or eliminating the personal liability of a director for monetary damages to the Corporation or its shareholders except in certain enumerated circumstances, and the Corporation has provided in its Articles that each director shall be exculpated from such liability to the maximum extent permitted by law;

I.           The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its shareholders;

J.           The Corporation desires Indemnitee to serve or continue to serve as a director of the Corporation free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation; and

K.           Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                 Generally.

To the fullest extent permitted by the laws of the State of Washington:

(a)           The Corporation shall indemnify and hold harmless Indemnitee if Indemnitee was or is a party or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any actual, pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was, or has agreed to serve as, a director of the Corporation, or being or having been a director of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of the Corporation or another corporation or of a  partnership, joint venture, trust, other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving in an official capacity.  For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under the WBCA.

(b)           The indemnification provided by this Section 1 shall be from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

(c)           Notwithstanding the foregoing provisions of this Section 1, the Corporation shall not indemnify any person from or on account of any acts or omissions of such person finally adjudged to be intentional misconduct or knowing violation of the law by such person, from conduct of the person in violation of Section 8.31 of the WBCA or from or on account of any transaction with respect to which it is finally adjudged that such person personally received a benefit in money, property or services to which such person was not legally entitled (collectively, the “indemnification standards”).  In addition, except as provided in Section 8 hereof with respect to proceedings seeking indemnification, the Corporation shall not indemnify any person with respect to an action, suit or proceeding initiated by that person unless such action, claim or proceeding was authorized by the Board of Directors of the Corporation.

(d)           Without limiting the situations in which a person shall be considered to be serving at the request of the Corporation, a director who serves as a director, officer, employee or agent of the Corporation or another corporation or other enterprise that is a subsidiary of the Corporation shall be deemed to be serving at the request of the Corporation, where “subsidiary” means (i) a corporation or other enterprise in which a majority of the voting stock or other voting power is owned or controlled by the Corporation directly or though one or more subsidiaries or (ii) a corporation or other enterprise which is consolidated on the Corporation’s financial statements or is reported using the equity method.

(e)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not satisfy the indemnification standards.

Section 2.                Successful Defense; Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, liabilities or losses (including attorneys’ fees, judgments, fines or amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, liabilities or losses (including attorneys’ fees, judgments, fines or amounts paid in settlement) to which Indemnitee is entitled.

Section 3.                Determination That Indemnification Is Proper; Authorization.

(a)           If and to the extent that under applicable law or otherwise the Corporation is required to make a determination that the Indemnitee has met the indemnification standards, any such determination may be made (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in question (“disinterested directors”), (ii) by a majority vote of a committee consisting solely of two or more disinterested directors designated by the Board of Directors, in which designation directors who are parties may participate, (iii) by special legal counsel or other persons (A) selected by the Board of Directors or its committee in the manner described in clauses (i) or (ii) of this sentence or (B) if a quorum of the Board of Directors cannot be attained under clause (i) and a committee cannot be designated under clause (ii), selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate, (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time not disinterested directors may not be voted on the determination, or (v) by a court of competent jurisdiction.

(b)           Authorization of indemnification and evaluation as to reasonableness of expenses and costs, if and to the extent required by applicable law or otherwise, may be made in the same manner as the determination that indemnification is proper under Section 1(c), except that if the determination is made by special legal counsel, authorizations of indemnification and evaluation as to reasonableness of expenses and costs may be made by those entitled under clause (iii) of Section 3(a) to select counsel.

Section 4.                Advance Payment of Expenses; Notification and Defense of Claim.

(a)           Expenses (including attorneys’ fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within twenty (20) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise.  Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b)           Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c)           In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, or (iv) the Corporation is not financially or legally able to pay or otherwise perform its indemnification obligations, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement.  The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d)           Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5.                Procedure for Indemnification.

(a)           To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)           The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period, or 20 days in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the indemnification standards, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its special legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the indemnification standards, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its special legal counsel, and its shareholders) that Indemnitee has not met the indemnification standards of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the indemnification standards.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

(c)           The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.  Such presumption shall apply both to the determination and/or authorization made by the Corporation in connection with the claim and in any suit or action to enforce the claim or otherwise relating to the claim.  Such presumption shall include a presumption that Indemnitee has satisfied the indemnification standards and, in addition, has acted in good faith and in a manner in which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.  The knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Corporation or a subsidiary, shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement or otherwise.

Section 6.                Insurance and Subrogation.

(a)           The Corporation may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)           In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)           The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7.                Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)           The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)           The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved in accordance with Section 3(b)), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement.

(c)           The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 8.                Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a)           Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(b) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(b)           Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

(c)           Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d)           Banking Law.  To indemnify Indemnitee to the extent that such indemnification is not permitted pursuant to any applicable banking laws, regulations, rules or policies including without limitation 12 U.S.C. §1828(k) and 12 C.F.R. Part 359 or is prohibited by any banking regulator with jurisdiction over the Corporation.

(e)           Court Prohibition. To indemnify Indemnitee to the extent that a final, unappealable decision rendered by a court of competent jurisdiction finds that paying such indemnification is prohibited by applicable law or determines that the amount of indemnification claimed to be unreasonable.

Section 9.                Mutual Acknowledgment. The Corporation and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying Indemnitee under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.  Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.  In addition, Indemnitee further understands and acknowledges that applicable banking laws, regulations, rules and policies could prohibit the Corporation from indemnifying Indemnitee under this Agreement or otherwise with respect to expenses, liabilities and losses incurred in connection with Indemnitee's service as a director, officer, employee or agent of a depository institution or an entity controlled by a depository institution.

Section 10.              Certain Settlement Provisions.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.  The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with the Indemnitee unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

Section 11.              Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 12.              Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is finally adjudicated by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the indemnification standards, or (ii) any limitation on indemnification set forth in Section 6(c), 8 or 10 hereof.  The Corporation hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation or of a subsidiary who may be jointly liable with the Indemnitee.

Section 13.              Form and Delivery of Communications.  Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation:
Washington Mutual, Inc.
1301 Second Avenue
Seattle, WA  98101
Attn: Fay M. Chapman
Facsimile: ______________

If to Indemnitee:
_________________
_________________
_________________
Attn: ____________
Facsimile: ________

Section 14.              Subsequent Legislation. If the WBCA is amended after adoption of this Agreement to expand further the indemnification permitted to directors, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the WBCA, as so amended.

Section 15.              Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Articles or Bylaws, in any court in which a proceeding is brought, the vote of the Corporation’s shareholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.  However, no amendment or alteration of the Corporation’s Articles or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 16.              Enforcement.  The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 17.              Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 18.              Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 19.              Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20.              Successor and Assigns.  All of the terms and provisions of this Agreement, together with all indemnification rights and benefits of the Indemnitee under the Articles and the Bylaws, shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement, and to honor the Indemnitee’s rights and benefits under the Articles and the Bylaws, in the same manner and to the same extent that the Corporation would be so required if no such succession had taken place.

Section 21.              Service of Process and Venue.  For purposes of any claims or proceedings to enforce this agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Washington, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 22.              Supersedes Prior Agreement.  This Agreement supersedes any prior indemnification agreement between Indemnitee and the Corporation or its predecessors.

Section 23.              Governing Law.  Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance to the laws of the State of Washington, without giving effect to principles of conflicts of law.  If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state or jurisdiction other than Washington govern indemnification by the Corporation of its directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 24.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 25.              Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

WASHINGTON MUTUAL, INC.

By
Name:
Title:

INDEMNITEE

By
Name:
Title: Director

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